Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, MAY 12, 2015

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER 2015

Williamsburg, Virginia – May 12, 2015 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2015. The Company’s results include the following*:

	Three Months ended
	March 31, 2015	March 31, 2014
	($ in thousands except per share data)

Total Revenue	$30,976	$25,010
Net income attributable to the Company	575	783

EBITDA	7,217	5,883
Adjusted EBITDA	7,217	6,038
Hotel EBITDA	7,815	6,319

FFO	3,729	3,575
Adjusted FFO	3,233	2,995

Net income (loss) per share attributable to the Company	$0.05	$0.08
FFO per share and unit	0.28	0.27
Adjusted FFO per share and unit	0.25	0.23

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the first quarter 2015 increased 8.3% over the first quarter 2014 to $87.87 driven by a 1.5% increase in occupancy and a 6.7% increase in average daily rate (“ADR”).

•	Common Dividends. As previously reported on April 27, 2015, the Company announced a 7.1% increase in its quarterly dividend (distribution) on its common stock (and units) to $0.075 per share (and unit), payable on July 10, 2015 to stockholders (and unitholders) of record as of June 15, 2015.

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $7.8 million during the first quarter 2015, an increase of 23.7% or approximately $1.5 million over the first quarter 2014.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $7.2 million during the first quarter 2015, an increase of 19.5% or approximately $1.2 million over the first quarter 2014.

•	Adjusted FFO. The Company generated adjusted FFO of approximately $3.2 million during the first quarter 2015, an increase of 7.9% or approximately $0.2 million over the first quarter 2014.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We experienced another solid quarter with strong top line RevPAR growth of 8.3% which translated into strong Hotel EBITDA growth. We continue to see pricing power as the portfolio’s quality improves. We are focused on making improvements to our balance sheet by extending the term and locking in favorable interest rates on our mortgage debt, as evidenced by the recent refinance of our Atlanta asset. As the year moves forward, we expect more progress in this regard.”

Subsequent Events

On May 5, 2015 the Company obtained a $47.0 million mortgage with Bank of America on the Georgian Terrace in Atlanta, Georgia. The mortgage bears interest at a fixed rate of 4.42% and provides for level payments of principal and interest on a monthly basis under a 30-year amortization schedule. The maturity date is June 1, 2025. The Company used the proceeds of the mortgage to repay the existing first mortgage on the Georgian Terrace and to pay closing costs, and will use the balance of the proceeds to partially fund ongoing renovations at the Georgian Terrace and for general corporate purposes.

Balance Sheet/Liquidity

At March 31, 2015, the Company had approximately $20.3 million of available cash and cash equivalents, of which approximately $4.2 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $257.0 million in outstanding debt at a weighted average interest rate of approximately 5.27%.

Portfolio Update

At the Company’s hotel in Jacksonville, Florida, an estimated $6.7 million renovation and product improvement plan is currently underway in anticipation of the previously announced rebranding to the DoubleTree by Hilton Jacksonville Riverfront in September 2015. As of March 31, 2015, the Company had incurred costs totaling approximately $4.7 million.

At the Company’s hotel in Houston, Texas, renovations of the guestrooms and public spaces totaling an estimated $4.8 million are underway. As of March 31, 2015, the Company had incurred costs totaling approximately $1.4 million toward this renovation.

Renovations are expected to be completed in March 2016. We expect to convert the hotel to independent status as The Whitehall Hotel, supported by a soft brand, Preferred Hotels & Resorts.

At the Company’s hotel in Atlanta, Georgia, an estimated $6.8 million guestroom renovation is underway. As of March 31, 2015, the Company had incurred costs totaling approximately $3.6 million toward this renovation. Renovations are expected to be completed in February 2016.

At the Company’s hotel in Laurel, Maryland, an estimated $4.5 million renovation and product improvement plan is underway in anticipation of the previously announced rebranding to the DoubleTree by Hilton Laurel. As of March 31, 2015, the Company had incurred costs totaling approximately $1.1 million toward this renovation. Renovations are expected to be completed in December 2015.

2015 Outlook

The Company is maintaining its previous guidance for 2015, accounting for current and expected performance within its portfolio. The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2015 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2015:

	Low Range	High Range
	Year Ending December 31, 2015	Year Ending December 31, 2015
	($ in thousands except per share data)

Total revenue	$132,189	$135,460
Net income	4,460	5,515

EBITDA	31,890	32,895
Hotel EBITDA	35,925	36,820

FFO	17,010	18,065
Adjusted FFO	15,860	16,915

Net income per share attributable to the Company	$0.34	$0.44
FFO per share and unit	1.29	1.37
Adjusted FFO per share and unit	1.20	1.28

Earnings Call/Webcast

The Company will conduct its first quarter 2015 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, May 12, 2015. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 12, 2015 through March 31, 2016. To access the rebroadcast, dial 877-344-7529 and enter conference number 10057920. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until December 31, 2016.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, eleven of which are wholly-owned and comprise 2,698 rooms. The Company also has a 25.0% interest in the Crowne Plaza Hollywood Beach Resort, which has 311 rooms. All of the Company’s properties, except for the Georgian Terrace, operate under the Hilton, Crowne Plaza, DoubleTree, Sheraton and Holiday Inn brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with remediating and maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2015 (unaudited)	December 31, 2014 (audited)
ASSETS
Investment in hotel properties, net	$261,129,988	$260,192,153
Investment in joint venture	1,856,456	1,982,107
Cash and cash equivalents	16,083,091	16,634,499
Restricted cash	4,218,224	6,621,864
Accounts receivable, net	3,716,765	1,908,762
Accounts receivable-affiliate	242,214	197,674
Prepaid expenses, inventory and other assets	4,149,439	3,334,401
Deferred income taxes	4,039,749	3,543,295
Deferred financing costs, net	5,048,275	5,405,288

TOTAL ASSETS	$300,484,201	$299,820,043

LIABILITIES
Mortgage debt	$204,131,986	$205,291,657
Unsecured notes	52,900,000	52,900,000
Accounts payable and accrued liabilities	13,185,243	12,044,886
Advance deposits	1,772,219	1,220,729
Dividends and distributions payable	921,076	852,914

TOTAL LIABILITIES	272,910,524	272,310,186

Commitments and contingencies

EQUITY
Sotherly Hotels Inc. stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—

Common stock, par value $0.01; 49,000,000 shares authorized; 10,607,032 shares and 10,570,932 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	106,070	105,709
Additional paid in capital	58,930,475	58,659,799
Distributions in excess of retained earnings	(35,555,470)	(35,388,313)

Total Sotherly Hotels Inc. stockholders’ equity	23,481,075	23,377,195
Noncontrolling interest	4,092,602	4,132,662

TOTAL EQUITY	27,573,677	27,509,857

TOTAL LIABILITIES AND EQUITY	$300,484,201	$299,820,043

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter ended March 31, 2015	Quarter ended March 31, 2014
REVENUE
Rooms department	$21,336,414	$17,453,189
Food and beverage department	7,726,807	6,251,683
Other operating departments	1,912,409	1,305,517

Total revenue	30,975,630	25,010,389

EXPENSES
Hotel operating expenses
Rooms department	5,842,940	4,751,526
Food and beverage department	5,405,385	4,070,370
Other operating departments	338,179	201,507
Indirect	11,468,343	9,483,873

Total hotel operating expenses	23,054,847	18,507,276

Depreciation and amortization	2,904,391	2,434,328
Corporate general and administrative	1,451,224	1,307,790

Total operating expenses	27,410,462	22,249,394

NET OPERATING INCOME	3,565,168	2,760,995

Other income (expense)
Interest expense	(3,774,535)	(2,883,439)
Interest income	10,102	1,889
Equity income in joint venture	474,349	387,550
Unrealized loss on warrant derivative	—	—

Net income (loss) before taxes	275,084	266,995
Income tax benefit (provision)	438,775	735,319

Net income (loss)	713,859	1,002,314
Add: Net income (loss) attributable to the noncontrolling interest	(138,523)	(219,312)

Net income (loss) attributable to the Company	$575,336	$783,002

Net income (loss) per share	$0.05	$0.08

Weighted average number of shares outstanding	10,595,801	10,225,710

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2015 and 2014, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the ten wholly-owned properties in the portfolio that were under the Company’s control during the three months ended March 31, 2015 and the corresponding period in 2014 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Georgian Terrace, which was acquired in March 2014. Each table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties (All Hotels)	Three Months Ended March 31,
	2015	2014	Variance

Occupancy	68.3%	67.3%	1.5%
ADR	$128.65	$120.60	6.7%
RevPAR	$87.87	$81.14	8.3%

Same-Store Properties (10 Hotels)	Three Months Ended March 31,
	2015	2014	Variance

Occupancy	68.4%	67.2%	1.7%
ADR	$124.08	$120.28	3.2%
RevPAR	$84.82	$80.83	4.9%

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2015, 2014 and 2013, respectively, for each of the Company’s wholly-owned properties during each respective reporting period as well as the Company’s joint venture property, Crowne Plaza Hollywood Beach Resort, in which it owns a 25.0% interest.

Occupancy

	Q1 2015	Q1 2014	Q1 2013
Crowne Plaza Hampton Marina Hampton, Virginia	40.7%	40.0%	38.9%
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	87.5%	89.6%	88.6%
Crowne Plaza Houston Downtown* Houston, Texas	80.0%	79.6%	77.4%
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	70.2%	65.9%	62.5%
Crowne Plaza Tampa Westshore Tampa, Florida	82.4%	85.6%	81.4%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	80.0%	79.2%	74.5%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	70.8%	73.0%	69.6%
The Georgian Terrace* Atlanta, Georgia	67.9%	75.9%	68.1%
Hilton Savannah DeSoto Savannah, Georgia	74.2%	70.1%	68.0%
Hilton Wilmington Riverside Wilmington, North Carolina	60.2%	55.4%	64.4%
Holiday Inn Laurel West Laurel, Maryland	47.4%	50.6%	58.5%
Sheraton Louisville Riverside Jeffersonville, Indiana	62.2%	59.8%	63.1%

Wholly Owned Properties*	68.3%	68.3%	67.1%

*	Includes periods of non-ownership.

ADR

	Q1 2015	Q1 2014	Q1 2013
Crowne Plaza Hampton Marina Hampton, Virginia	$82.25	$81.57	$82.32
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	$234.55	$207.62	$207.01
Crowne Plaza Houston Downtown* Houston, Texas	$146.74	$142.82	$130.85
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$106.05	$97.49	$95.92
Crowne Plaza Tampa Westshore Tampa, Florida	$122.49	$114.50	$106.62

	Q1 2015	Q1 2014	Q1 2013
DoubleTree by Philadelphia Airport Philadelphia, Pennsylvania	$117.55	$125.77	$128.41
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$128.41	$119.68	$108.88
The Georgian Terrace* Atlanta, Georgia	$162.12	$157.19	$137.20
Hilton Savannah DeSoto Savannah, Georgia	$152.18	$141.85	$139.37
Hilton Wilmington Riverside Wilmington, North Carolina	$122.22	$125.37	$124.48
Holiday Inn Laurel West Laurel, Maryland	$87.72	$88.27	$91.38
Sheraton Louisville Riverside Jeffersonville, Indiana	$143.10	$129.88	$121.07

Wholly Owned Properties*	$128.65	$122.29	$118.86

*	Includes periods of non-ownership.

RevPAR

	Q1 2015	Q1 2014	Q1 2013
Crowne Plaza Hampton Marina Hampton, Virginia	$33.51	$32.60	$32.00
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	$205.23	$186.06	$183.47
Crowne Plaza Houston Downtown* Houston, Texas	$117.39	$113.62	$101.27
Crowne Plaza Jacksonville Riverfront Jacksonville, Florida	$74.44	$64.29	$59.97
Crowne Plaza Tampa Westshore Tampa, Florida	$100.94	$97.96	$86.79
DoubleTree by Philadelphia Airport Philadelphia, Pennsylvania	$94.04	$99.57	$95.69
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$90.96	$87.38	$75.76
The Georgian Terrace* Atlanta, Georgia	$110.07	$120.93	$93.50
Hilton Savannah DeSoto Savannah, Georgia	$112.95	$99.43	$94.77
Hilton Wilmington Riverside Wilmington, North Carolina	$73.60	$69.49	$80.19
Holiday Inn Laurel West Laurel, Maryland	$41.61	$44.71	$53.47
Sheraton Louisville Riverside Jeffersonville, Indiana	$88.97	$77.63	$76.42

Wholly Owned Properties*	$87.87	$83.47	$79.70

*	Includes periods of non-ownership.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended March 31,
	2015	2014

Net income attributable to the Company	$575,336	$783,002
Noncontrolling interest	138,523	219,312
Depreciation and amortization	2,904,391	2,434,328
Equity in depreciation and amortization of joint venture	111,144	138,684

FFO	3,729,394	3,575,326
(Increase) decrease in deferred income taxes	(496,454)	(735,319)
Acquisition costs	—	155,187

Adjusted FFO	$3,232,940	$2,995,194

Weighted average shares outstanding	10,595,801	10,225,710
Weighted average units outstanding	2,550,827	2,864,127

Weighted average shares and units	13,146,628	13,089,837

FFO per share and unit	$0.28	$0.27

Adjusted FFO per share and unit	$0.25	$0.23

	Three months ended March 31,
	2015	2014

Net income (loss) attributable to the Company	$575,336	$783,002
Noncontrolling interest	138,523	219,312
Interest expense	3,774,535	2,883,439
Interest income	(10,102)	(1,889)
Income tax benefit	(438,775)	(735,319)
Depreciation and amortization	2,904,391	2,434,328
Equity in interest expense and depreciation and amortization of joint venture	272,609	300,225

EBITDA	7,216,517	5,883,098
Acquisition costs	—	155,187

Adjusted EBITDA	7,216,517	6,038,285
Corporate general and administrative	1,451,224	1,152,603
Equity in Adjusted EBITDA of joint venture	(746,958)	(687,775)
Net lease rental income	—	(87,500)
Other fee income	(105,629)	(96,440)

Hotel EBITDA	$7,815,154	$6,319,173

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) corporate general and administrative expense; (9) depreciation and amortization; and (10) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.